UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2019

INFOR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-183494-06	01-0924667
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10011

(Address of principal executive offices) (Zip Code)

(646) 336-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the act: None

Title of each class	Trading Symbol	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kevin Samuelson as Chief Executive Officer and Director

On August 21, 2019, Infor, Inc. (the “Company”) announced that it has promoted Kevin Samuelson to the position of Chief Executive Officer of the Company and Infor (US), Inc. (“Infor”), a wholly owned subsidiary of the Company, effective on August 20, 2019 and appointed Mr. Samuelson to its board of directors (the “Board”). Other than as set forth in this current report, there are no arrangements or understandings with Mr. Samuelson pursuant to which he was appointed as director, or any related party transactions between the Company and Mr. Samuelson that are subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Samuelson (age 45) has served as our Chief Financial Officer since July 2016. Mr. Samuelson rejoined the Company after serving as our Chief Financial Officer from October 2011 to February 2013. Prior to serving in that role, Mr. Samuelson held various positions at Infor and its predecessors, including Senior Vice President of Acquisitions and Integrations. After leaving Infor in 2013, Mr. Samuelson served as Chief Operating Officer of Backcountry.com until April 2014, and then as Chief Financial Officer at Insidesales.com from April 2014 until his return to Infor. Prior to joining Infor in 2002, Mr. Samuelson was an investment professional at Parallax Capital Partners, where he worked on technology buyouts. Mr. Samuelson also worked in the Equity Research division of Robertson Stephens.

In connection with his promotion, Mr. Samuelson will be entitled to receive an annual base salary of $800,000 which amount is subject to increases as the board of directors may determine from time to time. Mr. Samuelson will also be eligible to earn an annual cash bonus of up to $2,000,000 based on his achievement of certain performance targets to be determined by the board of directors. Mr. Samuelson will continue to be entitled to participate in Infor’s employee benefit plans on the same basis as those benefits are generally made available to other officers.

If Mr. Samuelson’s employment is terminated by Infor without “cause” or by Mr. Samuelson for “good reason,” Mr. Samuelson will be entitled to an amount equal to 18-months of Mr. Samuelson’s then-current base salary plus $18,000. As a condition to Infor’s obligation to pay Mr. Samuelson’s severance, he would be required to execute and deliver a general release within 60 days following the date of his termination.

Resignation of Charles Phillips as Chief Executive Officer and appointment as Chairman of the Board

On August 20, 2019, Charles Phillips resigned from his current position as Chief Executive Officer of the Company and Infor, effective on August 20, 2019. Mr. Phillips’ resignation did not involve any disagreement with the Company with regard to its operations, policies or practices. On August 20, 2019, Mr. Phillips was appointed to Chairman of the Board.

In connection with his appointment, Mr. Philips will be entitled to receive (i) an annual base salary of $1,000,000, (ii) reimbursement from the Company up to $150,000, and (iii) to participate in all of the Company’s employee benefit programs for which he is eligible (excluding any cash bonus and incentive equity compensation).

Appointment of Jay Hopkins as Chief Financial Officer

On August 21, 2019, the Company announced that it has promoted Jay Hopkins to the position of Chief Financial Officer of the Company and Infor, effective on August 20, 2019.

Mr. Hopkins, (age 48), has served as the Company’s Senior Vice President, Controller and Chief Accounting Officer from February 2009 to date. He served as Interim Chief Financial Officer from January 2013 to November 2013. Before joining the Company, Mr. Hopkins served as Vice-President and Controller at MicroStrategy, Inc. from January 2008 to January 2009. Prior to MicroStrategy, Inc., Mr. Hopkins served as Worldwide Controller at the Internet Security Systems, Business Unit of IBM from October 2006 to December 2007, and Vice-President, Corporate Controller, and Chief Accounting Officer at Internet Security Systems, Inc. from January 2006 to October 2006. Mr. Hopkins holds a Bachelor of Science degree in Commerce with a concentration in Accounting from the University of Virginia.

In connection with his promotion, Mr. Hopkins will be entitled to receive an annual base salary of $450,000 which amount is subject to increases as the board of directors may determine from time to time. Mr. Hopkins will also be eligible to earn an annual cash bonus of up to $750,000 based on his achievement of certain performance targets to be determined by the board of directors. Mr. Hopkins will continue to be entitled to participate in Infor’s employee benefit plans on the same basis as those benefits are generally made available to other officers.

If Mr. Hopkins’ employment is terminated by Infor without “cause” or by Mr. Hopkins for “good reason,” Mr. Hopkins will be entitled to an amount equal to 12-months of Mr. Hopkins’ then-current base salary. As a condition to Infor’s obligation to pay Mr. Hopkins’ severance, he would be required to execute and deliver a general release.

Appointment of Soma Somasundaram as President of Products

On August 21, 2019, the Company announced that it has promoted Soma Somasundaram to the position of President of Products of the Company and Infor, effective on August 20, 2019, in addition to maintaining his current role as Chief Technology Officer.

In connection with his promotion, Mr. Somasundaram will be entitled to receive an annual base salary of $700,000 and entitled to such increases in his annual base salary as may be determined by the Board in its discretion. Mr. Somasundaram will also be eligible to earn an annual cash bonus of up to $1,800,000 based on his achievement of certain performance targets to be determined by the board of directors. Mr. Somasundaram will continue to be entitled to participate in Infor’s employee benefit plans on the same basis as those benefits are generally made available to other officers.

If Mr. Somasundaram’s employment is terminated by us without “cause” or by him for “good reason,” he will be entitled to (i) an amount equal to one year of his then-current base salary and (ii) COBRA continuation health coverage for one year after such termination at a cost of no more than he would have paid if he were still an employee of the Company. If at the end of such one year after such termination, Mr. Somasundaram has not secured new employment, then the Company will pay him additional base salary and COBRA continuation health coverage for up to an additional one year as long as he does not engage in new employment.

If Mr. Somasundaram’s employment is terminated by us without cause or by him for good reason after a “change in control,” he will be entitled to an amount equal to (i) one year of his then-current base salary; (ii) the pro rata portion of the performance bonus he would have otherwise been entitled to for that fiscal year and (iii) one times the arithmetic mean of the annual, performance-based bonuses paid to him by the Company over the three preceding fiscal years (subject to certain adjustments), and COBRA continuation health coverage for one year after such termination at a cost to him of no more than he would have paid if he were still an employee of the Company. Additionally, provided that Mr. Somasundaram is employed with us at the time, in the event of a change in control, all then-unvested equity awards held by Mr. Somasundaram would become fully vested. As a condition to our obligation to pay Mr. Somasundaram’s severance, he must execute and deliver the general release attached to his employment agreement within 90 days after the date of his termination.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On August 21, 2019, the shareholders of the Company approved the Third Amended and Restated Certificate of Incorporation (the “A&R COI”) of the Company that provides that each director of the Company shall be entitled to one vote on any matter presented to the Board, other than the Chief Executive Officer of the Company (the “Management Director”) who shall be entitled to two votes on any matter presented to the Board for so long as there are twelve directors (and otherwise, the Management Director shall be entitled to one vote); provided, however, that both votes of the Management Director on any matter presented to the Board must be cast in the same manner. On August 26, 2019, the Company filed the A&R COI with the Secretary of State of the State of Delaware, at which time the A&R COI became effective. The foregoing description of the A&R COI is qualified in its entirety by reference to the full text of the A&R COI, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. On August 21, 2019, the Board, approved and adopted an amendment (the “Amendment”) to the Amended and Restated By-Laws of the Company (the “Bylaws”) amending the first sentence of Article III, Section 7 of the Bylaws to provide that a quorum for a meeting of the Board is constituted by attendance of directors having an aggregate of seven votes if the authorized number of directors is twelve individuals.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 21, 2019, the Company issued a press release announcing the above mentioned appointments and resignation, which is attached as Exhibit 99.1 hereto, and is incorporated into this report by reference.

The information furnished under Item 7.01 (Regulation FD Disclosure) of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation of Infor, Inc.

3.2	Amendment to Bylaws of Infor, Inc.

99.1	Press release issued by Infor, Inc. on August 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOR, INC.

Date: August 26, 2019	By:	/s/ Gregory M. Giangiordano
	Name:	Gregory M. Giangiordano
	Title:	Senior Vice President and General Counsel